Exhibit 31.2

Certification of Chief Financial Officer of Ixia pursuant to

Rule 13a-14(a) under the Exchange Act,

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Thomas B. Miller, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Ixia; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013	/s/ Thomas B. Miller
Thomas B. Miller Chief Financial Officer